Exhibit No. EX-99.g.2.e

DFA INVESTMENT DIMENSIONS GROUP INC.

CUSTODIAN AGREEMENT

ADDENDUM NUMBER FIVE

THIS ADDENDUM is made as of the 27th day of March, 2001, by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”), and PFPC TRUST COMPANY, formerly known as “Provident National Bank” (“PFPC Trust”).

WITNESSETH:

WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended, and its shares are registered under the Securities Act of 1933, as amended; and

WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated June 19, 1989, as amended (the “Agreement”), which, as of the date hereof, remains in full force and effect; and

WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional portfolios and, in such event, the provisions of the Agreement shall apply to such portfolios as may be mutually agreed to by the Fund and PFPC Trust;

WHEREAS, PFPC Trust presently provides custodian services to those portfolios of the Fund designated as U.S. 6-10 Small Company Portfolio, U.S. 6-10 Value Portfolio, U.S. 4-10 Value Portfolio, U.S. 9-10 Small Company Portfolio, Tax-Managed U. S. 6-10 Small Company Portfolio and Tax-Managed U.S. 5-10 Value Portfolio, which portfolios shall be renamed U.S. Small Cap Portfolio, U.S. Small Cap Value Portfolio, U.S. Small XM Value Portfolio, U.S. Micro Cap Portfolio, Tax-Managed U.S. Small Cap Portfolio and Tax-Managed U.S. Small Cap Value Portfolio, respectively, and which are listed on Schedule A attached hereto; and

WHEREAS, Tax-Managed U.S. Marketwide Value Portfolio X, Tax-Managed U.S. 5-10 Value Portfolio X, Tax-Managed U.S. 6-10 Small Company Portfolio X and Tax-Managed DFA International Value Portfolio X ceased to be portfolios of the Fund as of July 26, 2000 and as of that date were no longer considered “Portfolios” under the Agreement; and

WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1. The Agreement is amended to provide that those portfolios set forth on “Schedule A,

Portfolios of DFA Investment Dimensions Group Inc., Amended and Restated April 1, 2001,” which is attached hereto, shall be “Covered Portfolios” under the Agreement.

2. The fee schedules of PFPC Trust applicable to the Portfolios that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. The effective date of this Addendum shall be April 1, 2001.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Five to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

DFA INVESTMENT DIMENSIONS GROUP INC.

By:	/s/ Catherine L. Newell

Catherine L. Newell
Vice President and Secretary

PFPC TRUST COMPANY

By:	/s/ Joseph Gramlich

Joseph Gramlich
Senior Vice President

Amended and Restated

April 1, 2001

SCHEDULE A

PORTFOLIOS OF

DFA INVESTMENT DIMENSIONS GROUP INC.

U.S. Small Cap Portfolio

U.S. Large Company Portfolio

U.S. Small Cap Value Portfolio

U.S. Large Cap Value Portfolio

Enhanced U.S. Large Company Portfolio

U.S. Micro Cap Portfolio

U.S. Small XM Value Portfolio

AAM/DFA International High Book to Market Portfolio

Emerging Markets Portfolio

Japanese Small Company Portfolio

United Kingdom Small Company Portfolio

Continental Small Company Portfolio

Pacific Rim Small Company Portfolio

DFA One-Year Fixed Income Portfolio

DFA Two-Year Global Fixed Income Portfolio

Emerging Markets Value Portfolio

DFA Real Estate Securities Portfolio

DFA Intermediate Government Fixed Income Portfolio

DFA Five-Year Government Portfolio

VA Small Value Portfolio

VA Large Value Portfolio

VA Short-Term Fixed Portfolio

International Small Company Portfolio

Emerging Markets Small Cap Portfolio

Tax-Managed U.S. Small Cap Value Portfolio

Tax-Managed U.S. Small Cap Portfolio

Tax-Managed U.S. Marketwide Value Portfolio

LD U.S. Large Company Portfolio

HD U.S. Large Company Portfolio

LD U.S. Marketwide Value Portfolio

HD U.S. Marketwide Value Portfolio

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